Exhibit 10.36
TRANSLATION FROM SPANISH
[EXECUTION COPY]
TRUST AND MANDATE AGREEMENT ENTERED INTO BY AND BETWEEN, AS TRUSTOR AND TRUST BENEFICIARY IN SECOND PLACE AND PRINCIPAL, MAXCOM TELECOMUNICACIONES, S.A. DE C.V., HEREINAFTER REFERRED TO AS “MAXCOM”, REPRESENTED BY ITS AGENTS, MESSRS. ADRIAN AGUIRRE GOMEZ AND ALEJANDRO MARTINEZ ALVAREZ; AND BANCO NACIONAL DE MEXICO, S.A., (INSTITUCION DE CREDITO) AS TRUSTEE, HEREINAFTER REFERRED TO AS THE “TRUSTEE AND AGENT”, REPRESENTED BY ITS TRUST DELEGATES, MESSRS. GUADALUPE MUÑOZ RESENDES AND GUSTAVO VOMEND ALVAREZ, ACCORDING TO THE FOLLOWING RECITALS AND CLAUSES:
R E C I T A L S
1	MAXCOM, through its agents, represents:
1.1	That it is a Mexican stock corporation, duly incorporated by means of public deed number 86115, dated the 28th of February, 1996 issued by Mr. Ignacio Soto Borja, Notary Public number 129 for the Federal District, Mexico, and recorded in the Public Registry of Commerce for the Federal District under mercantile folio number 210,585.
1.2	That by means of a resolution of its Board of Directors Meeting held on the 15th of May, 1998, ratified by the Stockholders Meeting held on the 21st of May, 1998, and amended by resolution of the Board of Directors Meeting held on the 25th of February, 1999, it has established a plan for the subscription of shares representing its capital stock (hereinafter the PLAN), by certain persons, called BENEFICIARIES (hereinafter the BENEFICIARIES) in order to create an incentive for improving the interests and dedication of such BENEFICIARIES in the success of MAXCOM and the improvement of its results.

1.3	That according to the plan referred to in Recital 1. 2) above, it wishes to establish this TRUST, in order to attach the amounts and shares pending subscription and payment which MAXCOM shall contribute to the TRUST for the purposes indicated below.

1.4	That it has the authority to enter into this

Agreement and bind itself in the terms hereof.
1.5	That the terms defined in the PLAN shall have the same meanings in this TRUST Agreement.
2	The TRUSTEE, through its trust delegates, represents:
2.1	That it is a Maxcom stock corporation duly authorized to act as a credit institution and empowered to act as TRUSTEE pursuant to Articles 46 Section XV and 79 to 84 of the Mexican Law on Credit Institutions (Ley de Instituciones de Credito) and Article 350 of the Mexican General Law on Credit Instruments and Operations (Ley General de Titulos y Operaciones de Credito); and

2.2	That according to Article 80 of the Law on Credit Institutions, its trust delegates have the authority to enter into this Agreement, and that such authority is evidenced by means of public deed number 36,621 dated the 29th of March, 1996, granted before Mr. Jose Manuel Gomez del Campo, Notary Public number 136 for the Federal District, and entered in the Public Registry of Commerce for the

Federal District under mercantile folio number 65,126 on the 29th of April, 1996.
Now therefore, and based on the above Recitals, the parties hereto agree pursuant to the following:
C L A U S E S
FIRST. The parties to this TRUST are:
TRUSTOR AND TRUST BENEFICIARY IN SECOND PLACE: Maxcom Telecomunicaciones, S.A. de C.V.
TRUSTEE: Banco Nacional de Mexico, S.A., Institucion de Banca Multiple, Division Fiduciaria.
TRUST BENEFICIARY IN FIRST PLACE: The BENEFICIARIES who participate in the PLAN which shall be considered as an integral part of this Agreement as if inserted ad verbatim, and which is annexed hereto as Attachment 1.
SECOND. MAXCOM hereby transfers to the TRUSTEE as a contribution to the TRUST and the TRUSTEE receives, in trust and for the purposes provided hereunder, the initial sum of

$5,000.00 (Five thousand pesos, no cents, Mexican currency) which, together with the amounts that MAXCOM shall transfer and deliver from time to time to the TRUSTEE, the amounts which the TRUST BENEFICIARIES IN FIRST PLACE transfer and deliver to the TRUSTEE, and the stock certificate number 54 which represents 1,690,000 (one million six-hundred and ninety thousand) shares issued by MAXCOM, pending subscription and payment, delivered to the TRUSTEE on this date, and those shares which MAXCOM contributes in the future, shall constitute the funds of this TRUST and shall be used for the purposes contained herein.
THIRD. This TRUST has the following purposes:
a)	That the TRUSTEE keeps the shares representing the STOCK issued by MAXCOM in trust, under the terms and conditions of the PLAN to be subscribed by the BENEFICIARIES at a later date, and for the fulfillment of the other purposes of this TRUST mentioned hereinbelow;

b)	That the TRUSTEE, as irrevocable agent of MAXCOM, executes certain subscription option agreements (OPTIONS) pursuant to which MAXCOM, through the TRUSTEE, is committed to allow the BENEFICIARIES to subscribe shares issued by MAXCOM, under the terms and conditions described in the PLAN which is annexed hereto as an integral part of this Agreement as Attachment 1;
c)	That according to the terms and conditions contained in the PLAN, once the information regarding the BENEFICIARIES who have earned shares has been received, the TRUSTEE shall exercise the OPTIONS, and in performance thereof shall enter into the subscription agreements, by means of which the BENEFICIARIES shall exercise the options and consequently subscribe the number of MAXCOM shares which form part of the TRUST fund, with no other instructions from the Technical Committee being required; and the certificates evidencing the Shares subscribed by the BENEFICIARIES shall be issued thereto against payment of the corresponding price. A form of the Subscription Option Agreement and a form of the Subscription Agreement are annexed hereto as Attachment 2 and Attachment 3 respectively;

d)	That the TRUSTEE receives from the MAXCOM BENEFICIARIES, the proceeds of the subscription of shares pursuant to the instructions of the Technical Committee, for their immediate delivery to MAXCOM; provided, however that in its capacity as TRUST BENEFICIARY IN SECOND PLACE and until such delivery is made, it shall manage the corresponding funds in securities as instructed by the Technical Committee of the TRUST;
e)	That in fulfillment of the established purposes mentioned above, and specifically in order to subscribe any option agreements and subscription agreements, and to issue the certificates evidencing the shares subscribed by the BENEFICIARIES, the TRUSTEE shall have a broad and unlimited special and irrevocable power of attorney, in the terms of the first three paragraphs of Article 2554 of the Civil Code for the Federal District, Mexico City on local matters and for the United Mexican States on federal matters, and its correlative provisions contained in the Codes of the other States of the United Mexican States, as well as a power of attorney for subscription of credit instruments and exchange in the terms of Article Ninth of the General Law on Credit Instruments and Operations. This power of attorney and the implicit mandate between MAXCOM and the TRUSTEE, shall be irrevocable as such authority guarantees the due performance of the obligations incurred by MAXCOM with and for the BENEFICIARIES, in the terms of the PLAN;

f)	That the TRUSTEE invests, according to the instructions given thereto by the Technical Committee of the TRUST, the amounts which constitute the initial TRUST fund and the sums which MAXCOM contributes in the future and delivers to the TRUST, as well as the interest and net returns earned through the investments made in fixed-income securities or in investment Companies in debt instruments authorized by the Mexican National Banking and Securities Commission (Comision Nacional Bancaria y de Valores);

g)	That the TRUSTEE collects all interest, returns or proceeds of the securities in which the TRUST fund is invested and that the TRUSTEE keeps them in TRUST;

h)	That the TRUSTEE in any event not provided for in this Agreement, acts regarding the TRUST fund and the entrusted amounts and securities, according to the instructions received from the Technical Committee, including, where applicable, in the event of defense of the TRUST fund.
FOURTH. The TRUSTEE shall not be responsible to MAXCOM for

any facts or action of third parties which impede or hinder the execution of the TRUST, nor for any of its actions performed in accordance with the instructions received from the Technical Committee of the TRUST, as long as such instructions do not infringe the purposes referred to in Clause third above.
In the event of any proceeding or defense related to the TRUST fund, the TRUSTEE shall only grant powers of attorney to the person or persons instructed by the Technical Committee or, as the case may be, to MAXCOM, so that they may take over the defense thereof, provided, however that the TRUSTEE shall not be responsible in any way for the results of such defense.
However, in case of emergency, the TRUSTEE may carry out any action which required for the preservation of the TRUST fund and the rights derived therefrom, notwithstanding the obligation to appoint an agent as referred to above.
FIFTH. In order for the TRUSTEE to carry out the acts mentioned in the PLAN and Clause THIRD above, it shall act according as follows:
5.1	Every time that the BOARD makes an ASSIGNMENT, the

TRUSTEE shall receive a confirmation from the Secretary of the BOARD with the following information:
5.1.1	The names of each BENEFICIARY in the PLAN, who according to the ASSIGNMENT is entitled to enter into an OPTION agreement with the TRUSTEE.

5.1.2	The number of shares representing the STOCK that the TRUSTEE shall promise for subscription by the BENEFICIARIES, once the latter may EXERCISE the OPTIONS.

5.1.3	The price of subscription per share of the STOCK established in the OPTION agreements which the TRUSTEE enters into with each of the BENEFICIARIES entitled to the shares representing the STOCK according to the PLAN.

5.1.4	Any other special issue necessary or convenient, pursuant to the resolution of the BOARD, for fulfillment of the purposes of the PLAN and of this TRUST.
The Secretary shall proceed to issue a confirmation to each BENEFICIARY entitled to the shares representing the

STOCK corresponding to the EARNED RIGHT.
5.2	Once the confirmation has been received by the TRUSTEE, within a period not exceeding 30 (thirty) calendar days following the date on which notice from the Secretary of the BOARD has been received, the TRUSTEE shall enter into the OPTION agreements with the corresponding BENEFICIARIES.

5.3	As a condition precedent for the TRUSTEE to enter into the OPTION agreements, the TRUSTEE shall keep enough shares certificates evidencing the STOCK, pending subscription and payment, which allow the TRUSTEE to deliver to the BENEFICIARIES the corresponding certificates, once the RELEASE has occurred and the BENEFICIARIES (or their successors pursuant to the PLAN) have EXERCISED the OPTIONS.

The TRUSTEE shall deliver a copy of each OPTION Agreement to the Secretary of the BOARD.

5.4	Once the RELEASE of the OPTIONS has occurred, the BENEFICIARY may, within the term mentioned in the PLAN, EXERCISE his right to subscribe the shares representing the STOCK by means of a written notice sent to the TRUSTEE and a copy to MAXCOM. In such event, the TRUSTEE, within 30 (THIRTY) calendar days following the reception of such notice, shall execute the corresponding Subscription Agreement and deliver to the BENEFICIARY the share certificates once the subscription price has been paid.
The TRUSTEE shall send a copy of each Subscription Agreement and of each share certificate to the Secretary of the BOARD for its due recording in the stockholders registry of MAXCOM.

5.5	In order to comply with the provisions of this CLAUSE, the TRUSTEE shall keep a Registry of the OPTIONS signed by the TRUSTEE, their RELEASE periods and, if applicable, as well as any OPTION EXERCISE, and the information regarding the PARTICIPANT thereto and the number of shares of the STOCK subscribed by such PARTICIPANT.

5.6	In the event of death or permanent disability or retirement of any BENEFICIARY in terms of the PLAN, the Secretary of the BOARD shall inform the TRUSTEE the name of the respective BENEFICIARY and the date of death, disability or retirement occurred, and the TRUST shall take note of the new RELEASE period and any EXERCISE of the OPTIONS so as to proceed according to the terms of the PLAN.
5.7	In the event of a Change of Control in MAXCOM, as provided in clause 11 of the PLAN, the Secretary of the BOARD shall inform the TRUSTEE in connection therewith so that the TRUSTEE may record the advanced RELEASE of the OPTIONS.

5.8	In the event of any variation to the capital stock of MAXCOM as provided in the PLAN, the Secretary of the BOARD shall inform the TRUSTEE, so that the TRUSTEE may proceed to comply with the Resolution of the BOARD Meeting in order to secure that the rights of the BENEFICIARIES remain unaffected.

5.9	In the event that an EXPATRIATE loses part of his/her right to subscribe the shares representing the STOCK as provided in the PLAN, or that a BENEFICIARY loses part of his/her rights pursuant to the PLAN, the Secretary of the BOARD shall inform the TRUSTEE so that it may act accordingly and inform the affected BENEFICIARY.

SIXTH. According to the provisions of third paragraph of Article 80 of the Law on Credit Institutions, a Technical Committee of the TRUST is hereby established, which shall be referred to in this Agreement as the “Technical Committee” of the TRUST. Such Technical Committee shall operate according to the following terms and conditions:
6.1	Powers and Authority: The Technical Committee shall have the following powers:
a). To instruct the TRUSTEE regarding the terms under which the shares or securities that become part of the TRUST fund shall be voted in the corresponding Stockholders or Security-holders Meetings, including those shares representing the capital stock of investment companies in connection with any debt instruments in which cash funds pertaining to the TRUST fund have been invested, or regarding the person or persons who the TRUSTEE should appoint as agents to represent and vote for such shares or securities;

b). To instruct the TRUSTEE regarding the form, certificates or instruments in which it should temporarily invest the

TRUST fund; and,
c). To give the TRUSTEE any instructions which are foreseen in this Agreement, as well as any other instruction that the Technical Committee deems convenient for carrying out the purposes of the TRUST contained in Clause Third of this Agreement, or which it considers necessary with regards to the administration of the TRUST fund.

6.2	Members: The Technical Committee of the TRUST shall be formed by 3 (three) permanent members, who shall be appointed by the Board of Directors of MAXCOM. Initially and until they are removed from office, the following persons shall integrate the Technical Committee:
Adrian Aguirre Gomez
Jacques Gliksberg
Salvatore Grasso
The specimen of the signatures of the above members are contained in Attachment “4” hereto.

6.3	Chairman and Secretary: The Committee shall initially be chaired by Mr. Adrian Aguirre Gomez and assisted by a

Minutes Secretary who does not necessarily have to be a member of the Committee, and who must attend all the Meetings of the Committee. Initially, Mr. Alejandro Martinez Alvarez shall act as Minutes Secretary. The Technical Committee shall be empowered to appoint other Chairman for such body from among the members of such Committee, as well as to remove such Chairman and appoint and remove the Minutes Secretary.
6.4	Attendance and Voting: In order for the Technical Committee to validly act and take decisions, in any meeting duly convened by means of a first or later call notice, the presence of at least 2 (two) of its members shall be required and its resolutions shall be taken by the vote of at least 2 (two) of its members. Each member shall have the right to one vote. The advisors who are deemed convenient, as well as the representative or agent of the TRUSTEE may attend the meetings of the Technical Committee, who shall have the right to speak but not to vote.

6.5	Meeting Minutes: The minutes for each Meeting of the Technical Committee shall contain the instructions for the TRUSTEE approved by the Technical Committee, and such minutes must be signed by all members who attended the Meeting and shall be kept by the TRUSTEE, which must issue any copies thereof to any members of the Committee who request them.
6.6	Meeting Calls: The calls for the meetings of the Technical Committee shall be made by the Secretary of the Committee or by the TRUSTEE, at the written request of any of the members thereof, by means of a written notice to the members of the Committee at least 5 (five) business days in advance of the date determined for the meeting, to the addresses advised to the TRUSTEE upon their appointment; provided, however that such notice shall indicate the place, date and time of the meeting and the matters to be dealt with therein. In those cases in which the meeting cannot be held and notwithstanding any provision otherwise contained in this Agreement, the Technical Committee may take decisions and adopt resolutions with the consent of at least two of its members expressed in writing to the TRUSTEE.

Any member of the Technical Committee shall have the right to include matters in the Agenda. The Technical Committee shall have the authority to decide on matters which are not included in the Agenda, as long as such decision is taken by the unanimous vote of the members of the Committee.
6.7	Temporary Absences: In the event of resignation, disability, death, or any other event which leads to the permanent absence of any of the members the Technical Committee, the remaining members thereof shall temporarily, and until the BOARD of MAXCOM appoints another member, elect a person to perform the office of the absentee, and the Technical Committee must inform the TRUSTEE in writing of such substitution, expressly stating the name of the new member.
SEVENTH. The TRUSTEE shall inform the Technical Committee and MAXCOM in writing and on a monthly basis regarding the status of the TRUST fund.
EIGHTH. According to the provisions of item b), Section XIX of Article 106 of the Law on Credit Institutions, the TRUSTEE hereby represents that it has clearly explained the legal implications and consequences of such provisions to MAXCOM which reads as follows:

“ARTICLE 106. Credit institutions shall be prohibited from:
XIX. In the performance of those transactions mentioned in Section XV of Article 46 of this Law:
a) ...
b) Respond to the trustors, principals or constituents, for the non-performance of the debtors, regarding the credits granted hereby, or the issuers, for the securities acquired, except when such non-performance is due to their fault, as defined in the final part of Article 356 of the Mexican General Law on Credit Instruments and Operations, or to guarantee the transfer of returns on the funds whose investment is entrusted thereto. If upon the termination of the TRUST, mandate or commission established for the granting of credits, these have not been paid by the debtors, the credit institution must transfer them to the trustors or trust beneficiaries, as the case may be, and shall not pay them to the principal or constituent. Any agreement contrary to that provided in the above two paragraphs shall not have any legal effects. The paragraphs above shall be expressly inserted in the TRUST, mandate or commission agreements, in addition to a statement by the TRUSTEE insofar as it unquestionably explained the content thereof to the parties from whom assets have been received for investment purposes”.
The final part of Article 356 (three-hundred and fifty-six) of the General Law on Credit Instruments and Operations, binds the TRUSTEE to comply with its duties pursuant to the provisions of the corresponding agreements, acting as a good pater familiaes, being responsible for any losses or damages to the assets or rights due to its fault or negligence.
NINTH. In consideration of its participation in this TRUST, MAXCOM shall pay the TRUSTEE the fees referred to in Attachment 5 hereto.
TENTH. For everything related to this Agreement, the parties hereto establish the following conventional mailing address:

TRUSTEE:	Banco Nacional de Mexico, S.A.
Institucion de Banca Multiple,
Division Fiduciaria,
Bosques de Duraznos 75 — PH

Col. Bosques de las Lomas,
Mexico 11700, D.F.
MEXICO.

MAXCOM:	Maxcom Telecomunicaciones, S.A. DE C.V.
Magdalena 211
Col. Del Valle,
Mexico 03100, D.F.
MEXICO.
Attn: Secretary of the Board.
Any notices, instructions and communications of any kind shall be in writing and considered as valid when sent to the aforementioned addresses, unless any party has previously notified the other party in writing of any change thereof.
ELEVENTH. This Agreement and the TRUST established hereby shall be in full force and effect for a term of up to 30 (thirty) years counted from the date of execution thereof and shall be cancelled due to any of the events established in Article 357 of the General Law on Credit Instruments and Operations, or by agreement of the Technical Committee due to the expiration of the PLAN; provided, however, that it may not be terminated whilst the subscription price of the shares which have been subscribed remains unpaid; or any rights are pending exercise in favor of the BENEFICIARIES.
TWELFTH. For everything related to the interpretation, execution and performance of this Agreement, the parties hereto submit to the applicable laws and jurisdiction of the competent courts in Mexico City, Federal District, expressly waiving any rights to any other jurisdiction that could have thereto due to their present or future domiciles.
THIRTEENTH. Each of the parties agrees and acknowledges the legal capacity and status of the other party, as well as the authority of their representatives and agents to enter into this Agreement.
LIST OF ATTACHMENTS:

ATTACHMENT 1	TEXT OF THE PLAN
ATTACHMENT 2	FORM OF THE SUBSCRIPTION OPTION AGREEMENT
ATTACHMENT 3	FORM OF THE SUBSCRIPTION AGREEMENT
ATTACHMENT 4	SIGNATURES SPECIMENS OF THE MEMBERS OF THE TRUST’S TECHNICAL COMMITTEE
ATTACHMENT 5	FEES OF THE TRUSTEE

This Agreement and the Attachments thereto are signed in two counterparts by the parties hereto in Mexico City, Federal District, on the 31st of May, 1999.
MAXCOM TELECOMUNICACIONES, S.A. DE C.V.

Mr.Adrian Aguirre Gomez	Mr.Alejandro Martinez Alvarez
“TRUSTEE”
BANCO NACIONAL DE MEXICO, S.A.

TRANSLATION FROM SPANISH
ATTACHMENT “1”
STOCK SUBSCRIPTION PLAN
OF
MAXCOM TELECOMUNICACIONES, S.A. DE C.V.
(Adopted by the Board of Directors of
MAXCOM TELECOMUNICACIONES, S.A. de C.V. in its meeting held
on the 15th of May, 1998 and amended in its meeting held
on the 25th of February, 1999)
LIST OF ATTACHMENTS

1	BENEFICIARY PLAN
2	Summary of the obligations of Series N stockholders
3	OPTION Agreement
4	STOCK Subscription Agreement

STOCK SUBSCRIPTION PLAN GRANTED BY “MAXCOM TELECOMUNICACIONES, S.A. DE C.V.” FOR THE SUBSCRIPTION OF COMPANY SHARES.
1	BACKGROUND
1.1	Maxcom Telecomunicaciones, S.A. de C.V. was incorporated by means of Public Deed number 86,115 dated on the 28th of February, 1996, issued by Notary Public number 129 for the Federal District, Mexico, City, Mr. Ignacio Soto Borja, recorded in the Public Registry of Commerce for the Federal District under mercantile folio number 210,585 on the 11th of June, 1996.

1.2	According to the commitments adopted by the stockholders of Maxcom Telecomunicaciones, S.A. de C.V., it has been agreed to offer to certain persons determined by its Board, the opportunity to subscribe shares issued by Maxcom Telecomunicaciones, S.A. de C.V. according to this PLAN.

1.3	This PLAN was approved by Maxcom Telecomunicaciones, S.A. de C.V., by means of a resolution of its Board of Directors adopted in the meeting thereof held on the 15th of May, 1998, ratified by the Stockholders Meeting held on the 21st of May, 1998 and amended by resolution of its Board of Directors adopted at the meeting thereof held on the 25th of February, 1999.
2	DEFINITIONS
In this PLAN, the following words shall have the following meanings:
“MAXCOM” means the corporation, incorporated pursuant to the laws of Mexico under the corporate name Maxcom Telecomunicaciones, S.A. de C.V.
“STOCK” means a Series N shares which represent the capital stock of MAXCOM.
“PLAN” means this legal instrument, along with its Attachments and any amendments hereto or thereto.
“BOARD” means the Board of Directors of MAXCOM.
“BENEFICIARY” means any person who the BOARD has appointed to participate in this PLAN due to the fact that his/her activity contributes or may substantially contribute to the success of the operations of MAXCOM.
“SUBSTITUTE BENEFICIARY” means any person appointed by the BENEFICIARIES in the OPTION agreements.
“BENEFICIARY PLAN” means the set of definitions required to regulate the SHARES subscription plan in favor of a specific BENEFICIARY (Attachment 1).
“EXPECTED RESULT” is defined in section 4.7 hereof.
“INCOME” means any income resulting from its calculation in Mexican Pesos based on generally accepted Mexican accounting practices and converting it into US Dollars at the exchange rate published to such effect in the Official Gazette (Diario Oficial) on the date of each transaction which forms such INCOME.
“EARNED STOCK”, is defined in Attachment 1 of this PLAN.
“RELEASABLE STOCK”, is defined in Attachment 1 of this PLAN.

“RELEASE DATE”, is defined in Attachment 1 of this PLAN.
“EFFECTIVE PERCENTAGE OF THE PERIOD”, is defined in section 5.1 of this PLAN.
“OPTION” means the shares of the STOCK subscription option agreement, in substantially the form of Attachment 3 hereto, executed by and between the TRUSTEE of the TRUST, as agent of MAXCOM, and a BENEFICIARY. The new OPTIONS which a BENEFICIARY enters into when others are still pending total or partial EXERCISE, shall also be understood to be OPTIONS.
“EARNED RIGHT” means the right of the BENEFICIARY to enter into an OPTION with the TRUSTEE of the TRUST in as much as such BENEFICIARY has complied with the conditions of his/her BENEFICIARY PLAN.
“RELEASE” means the right of the BENEFICIARY to sign the STOCK subscription agreement, in substantially the form of Attachment 4, and according to the OPTION, considering the fact that the periods contained in such OPTION have expired.
“EXERCISE” means the act which the BENEFICIARY performs by subscribing certain shares pursuant to the STOCK subscription agreement entered into with the TRUSTEE of the TRUST.
“TRUST” means the trust agreement entered into with a trust institution which is duly authorized to act as such and which enters into the OPTION agreements and the STOCK subscription agreements with the BENEFICIARIES.
“EBITDA” means the concept defined as such in the Stockholders Agreement of MAXCOM dated the 21st of May, 1998. This amount is calculated in Mexican Pesos based on generally accepted Mexican accounting practices and converted into US Dollars at the exchange rate published to such effect in the Official Gazette (Diario Oficial) on the date of each transaction part of such EBITDA.
“EXPATRIATE” means a BENEFICIARY who is an individual, who collaborates with MAXCOM through others and who was not residing in Mexico at the time such collaboration commenced.
“PERIOD” is defined in section 4.3.
Terms defined above and anywhere else in this Plan, shall have the same meaning wherever used in capital letters herein.

3	OBJECTIVES OF THE PLAN
The target of MAXCOM is:
3.1	To attract highly skilled and motivated personnel.

3.2	To retain truly capable and skilled people.

3.3	To unify any interests of the executives with those of the stockholders.
4	ADMINISTRATION OF THE PLAN
4.1	The Stockholders Meeting of MAXCOM has resolved:
4.1.1	That the BOARD shall be the manager of this PLAN;

4.1.2	That the BOARD has enough powers and authority to interpret and apply this PLAN;

4.1.3	That the BOARD has enough powers and authority to enter into the agreements related to the PLAN, as well as to decide on the price and terms applicable to the shares representing the STOCK to be subscribed and paid;
4.1.4	That the BOARD is responsible for appointing the BENEFICIARIES of this PLAN;

4.1.5	That the BOARD is responsible for establishing the formula, basis or conditions to determine the subscription value of the shares representing the STOCK covered by an OPTION so that it reflects the fair market price;

4.1.6	That the BOARD is responsible for establishing the objectives of the business plan of MAXCOM which must be reached to have an EARNED RIGHT; and

4.1.7	That the BOARD may not, in any case, approve amendments which reduce the rights which may have already been earned in favor of the BENEFICIARIES or their successors or heirs. Any amendment to the PLAN must be adopted by the Stockholders Meeting.
4.2	At the appropriate time, the BOARD shall voluntarily, discretionally and unilaterally appoint the BENEFICIARIES of this PLAN.
4.3	Three periods are calculated (PERIODS):
4.3.1	PERIOD 1: From January 1 to December 31, 1998

4.3.2	PERIOD 2: From January 1 to December 31, 1999

4.3.3	PERIOD 3: From January 1 to December 31, 2000
4.4	The shares evidencing the STOCK shall constitute an EARNED RIGHT on the 1st of April of the calendar year following the PERIOD.

4.5	The shares evidencing the STOCK are subscribed at the following prices:
4.5.1	US$8.70 dollars for those shares considered an EARNED RIGHT during PERIOD 1.

4.5.1	US$10.45 dollars for those shares of the STOCK considered an EARNED RIGHT during PERIOD 2.

4.5.1	US$12.55 dollars for those shares of the STOCK considered on EARNED RIGHT during PERIOD 3.
4.6	The price thus defined may not be altered against the interests of the BENEFICIARIES for any reason.

4.7	On the date on which the BOARD approves the budget for each PERIOD, the BOARD shall combine the INCOME and the EBITDA reflected in such budget (the “EXPECTED INCOME” and the “EXPECTED EBITDA”) to calculate the “EXPECTED RESULT OF THE PERIOD” using the following formula:

EXPECTED RESULT OF THE PERIOD = EXPECTED RESULT multiplied by 0.50 (zero point fifty) plus the EXPECTED EBITDA multiplied by 0.50 (zero point fifty).

4.8	The BOARD assigns the BENEFICIARIES and establishes

the PLAN OF EACH BENEFICIARY in the terms of Attachment 1.
4.9	Only the shares representing the STOCK subscribed (i.e., after EXERCISE of the OPTION) according to the PLAN shall have ownership and corporate rights.
5	PROCESS TO EARN SHARES REPRESENTING STOCK
5.1	At the end of each PERIOD, the BOARD shall calculate the “EFFECTIVE PERCENTAGE OF THE PERIOD” using the following formula:
A = Efective INCOME obtained during the PERIOD divided by the INCOME reflected in the budget for such PERIOD, stated as a percentage, and multiplied by 0.50 (ZERO POINT FIFTY).
B = EBITDA obtained during the PERIOD divided by the EBITDA reflected in the budget for such PERIOD, stated as a percentage, and multiplied by 0.50 (ZERO POINT FIFTY).
EFFECTIVE PERCENTAGE OF THE PERIOD = A + B

5.2	Once the “EFFECTIVE PERCENTAGE OF THE PERIOD” has been calculated, the BOARD shall instruct the TRUSTEE of the TRUST to sign and execute an OPTION with each BENEFICIARY stating therein:
5.2.1	That the total number of shares representing the STOCK is equal to the shares of the STOCK considered as an EARNED RIGHT by the BENEFICIARY during the PERIOD.

5.2.2	That the dates and amounts of shares representing the STOCK which can be subscribed are the same as the RELEASE DATES and RELEASABLE STOCK of each BENEFICIARY for such PERIOD in the terms of Attachment 1 of this PLAN.
5.3	Once the TRUSTEE of the TRUST has been instructed, the BOARD shall inform the BENEFICIARY in writing regarding:
5.3.1	The number of shares of the STOCK considered as an EARNED RIGHT and the number of

RELEASABLE STOCK, as well as the RELEASE DATES, in terms of Attachment 1;
5.3.2	A copy of the notice sent to the TRUSTEE of the TRUST mentioned above.
5.4	Once effectively received such notice from the BOARD, the TRUSTEE of the TRUST, as agent of MAXCOM, shall enter into an OPTION agreement with each BENEFICIARY pursuant to the terms and conditions described in Attachment 3 hereto.

5.5	In order to execute the OPTION agreements:
5.5.1	The TRUSTEE of the TRUST must physically have the share certificates representing the capital stock pending subscription and payment, covered by such OPTION and already issued by MAXCOM; and

5.5.2	The TRUSTEE of the TRUST must have a special power of attorney, as broad and unlimited to (A) enter into the OPTION and Stock Subscription agreements, and (B) issue the shares certificates representing the STOCK subscribed at the appropriate time by the BENEFICIARIES once duly paid for.
5.6	The TRUSTEE of the TRUST shall confirm compliance and performance of this authority to the BOARD, in order for it to make the corresponding notations in the corporate books of MAXCOM.

5.7	The power of attorney referred to above and the inherent mandate attached thereto are irrevocable. This power of attorney shall be formalized by means of a public deed and in the Trust Agreement.
6	RELEASE OF SHARES REPRESENTING THE STOCK
6.1	On the RELEASE DATE, the BOARD shall inform the TRUSTEE of the TRUST that as from such date the BENEFICIARY has the right to request the making of a Subscription Agreement for a number of shares equal to the STOCK RELEASABLE by the BENEFICIARY on such RELEASE DATE in the terms of section hereof 7 and pursuant to the BENEFICIARY PLAN of each one.

6.2	Once the TRUSTEE of the TRUST has been duly informed, the BOARD shall advise the BENEFICIARY in writing regarding:
6.2.1	The number of RELEASED STOCK.

6.2.2	A copy of the notice sent to the TRUSTEE of the TRUST mentioned above.
7	EXERCISE OF AN OPTION
7.1	The BENEFICIARY may EXERCISE the OPTION during a non-extended period commencing on the RELEASE DATE and ending 10 (ten) years thereafter.

7.2	If within such period the BENEFICIARY does not EXERCISE the OPTION, then he/she shall lose and cease to have any right to EXERCISE such RELEASED STOCK.

7.3	In order to EXERCISE an OPTION, the BENEFICIARY or his/her testamentary or legitimate heirs must notify thereof the TRUSTEE in writing.

7.4	Once such notice has been delivered, the BENEFICIARY or his/her testamentary or legitimate heirs, shall have thirty calendar days counted from the date of execution of the subscription agreement to fully pay the subscription price of the shares representing the STOCK.

7.5	The TRUSTEE of the TRUST shall confirm the performance and exercise of this order to the BOARD, so that the corresponding notations may be made in the corporate books of MAXCOM.

7.6	The rights of the BENEFICIARY to acquire shares representing the STOCK by means of an OPTION which he/she has as EARNED RIGHT, shall be strictly personal and non-transferable; therefore such rights may not be assigned to others under any title whatsoever, except for the provisions of this PLAN in case of death of the BENEFICIARY.

7.7	The BENEFICIARIES accept that the OPTION and Subscription agreements shall contain a commitment whereunder they shall assume the obligations and be subject to the terms of the Stockholders Agreement dated the 21st of May, 1998, related to the assignment of the shares representing the STOCK. The BOARD, with deciding vote pursuant to the stockholders agreement dated the 21st of May, 1998, may partially or totally waive such obligations. Attachment 2 hereto contains such obligations.
8	CANCELLATION OF TREASURY STOCKS DEPOSITED WITH THE TRUSTEE OF THE TRUST
8.1	MAXCOM shall substitute the shares representing the STOCK which have been canceled, and the OPTION shall remain in effect as originally assumed.

8.2	The TRUSTEE of the TRUST shall only deliver the share certificates evidencing the STOCK against delivery by MAXCOM of the share certificates replacing them.
9	LOSS OF SHARES REPRESENTING THE STOCK CONSIDERED AS AN EARNED RIGHT
9.1	Except for the exceptions referred to below, if the BENEFICIARY ceases to collaborate in favor of

MAXCOM, due to the fact that he/she has ceased to work for the company that provides services to MAXCOM, then, the right of the BENEFICIARY to EXERCISE the OPTION that he/she has obtained as an EARNED RIGHT but pending RELEASE on the termination date of the services rendered by the BENEFICIARY, shall automatically and immediately terminate. In such event, the BENEFICIARY may EXERCISE the OPTION of shares representing the STOCK which he/she has obtained as an EARNED RIGHT which the period for their RELEASE has already expired within the term provided in the OPTION. The BOARD shall report this fact to the TRUSTEE of the TRUST and to the BENEFICIARY.
9.2	Under the following circumstances, the BENEFICIARY shall retain the right to EXERCISE the OPTION of shares representing the STOCK he/she has obtained as an EARNED RIGHT and which are pending RELEASE or EXERCISE upon the termination date of his/her services, within the period provided in the OPTIONS:
9.2.1	In the event that upon death of a BENEFICIARY there were shares of the STOCK pending

RELEASE or EXERCISE pursuant to an OPTION. Only in such event shall the right to EXERCISE and subscribe the number of shares of the STOCK which such BENEFICIARY had obtained as an EARNED RIGHT on the date of his/her death shall be passed on to the testamentary or legitimate heirs. Consequently, all the shares of the STOCK regarding the OPTIONS considered as an EARNED RIGHT by the BENEFICIARY shall be RELEASED in advance in favor of the legitimate or testamentary heirs, notwithstanding the fact that the required time for their RELEASE has not elapsed. The RELEASED STOCK which had not been EXERCISED on the date of death, may be EXERCISED by the testamentary or legitimate heirs only and exclusively within the period provided for in the corresponding OPTION. The STOCK RELEASED in advance of the date of death, may be EXERCISED by the testamentary or legitimate heirs within a term of ten years following the date of death of the

BENEFICIARY. The BENEFICIARY may appoint one person, resident in the country, so that the BOARD may send him/her, in the event referred to above, a confirmation of the rights enjoyed by the heirs according to this PLAN. The BOARD shall comply with the above by sending such confirmation via certified mail and acknowledgement of receipt requested, or by courier service to the registered address of the BENEFICIARY.
9.2.2	In the event of disappearance or presumed death as provided by law, such circumstance shall be understood and interpreted as an event of death.

9.2.3	In event of permanent working disability, either due to professional or non-professional risk or illness, of a BENEFICIARY, occurred within the term of any OPTION considered as an EARNED RIGHT, or in event of regular (not advanced) retirement, according to a pensions plan and if the shares representing STOCK pending RELEASE or EXERCISE pursuant to an OPTION were to exist, and only in such event, the BENEFICIARY may EXERCISE and subscribe the shares representing the STOCK which he/she has obtained as an EARNED RIGHT to the date of his/her disability or retirement. Consequently, all the shares representing the STOCK regarding the OPTIONS which have been obtained as an EARNED RIGHT by the BENEFICIARY shall be RELEASED in advance in favor of the SUBSTITUTE BENEFICIARIES or their legitimate or testamentary heirs, irrespective of the fact that the time required for their RELEASE has not elapsed. The RELEASED STOCK which have not been EXERCISED on the date of disability or retirement, may be EXERCISED within the RELEASE DATE contemplated in the corresponding OPTION. The shares representing the STOCK RELEASED in advance of the date of disability or retirement may be EXERCISED within a term of ten years following the date of disability or retirement of the BENEFICIARY.
10	EXPATRIATE BENEFICIARIES
If the BENEFICIARY is an EXPATRIATE, upon expiration of the term of his/her relationship, MAXCOM may offer such BENEFICIARY the opportunity to continue his/her collaboration (through the entity in which the EXPATRIATE provides his/her services) for an additional period of up to 12 months. If such BENEFICIARY were not to accept such proposal, then, he/she shall lose the right to EXERCISE 50% (fifty percent) of the shares representing STOCK considered as an EARNED RIGHT to that date and which have not been RELEASED.
The request of MAXCOM may only be proposed on one single occasion.
The BOARD shall inform this fact to the TRUSTEE of the TRUST and the BENEFICIARY.
11	CHANGE OF CONTROL OF MAXCOM
11.1	In the event that according to any legal action or

resolution, the control of MAXCOM were to change, the shares representing the STOCK covered by the OPTIONS shall be RELEASED in advance as from the date such change of control is publicly known, and which shall not be later than that date on which the General Stockholders Meeting adopted such change and/or altered the structure and integration of the BOARD.
11.2	Change of control shall mean any transaction or series of transactions having any of the following results: (1) that a third party who is not a stockholder or an affiliate of MAXCOM acquires at least 51% of the total outstanding shares representing the capital stock of MAXCOM, and (2) that there is a change of control in the management of MAXCOM.

11.3	The BOARD shall confirm that a change of control of MAXCOM has occurred to the TRUSTEE of the TRUST and to the BENEFICIARIES.
12	VARIATION TO THE CAPITAL STOCK OF MAXCOM

12.1	If during the term of any OPTION a variation is made to the capital stock of MAXCOM or to the par value (if any) of its shares, then the BOARD or the Stockholders Meeting of MAXCOM shall adopt any action so that when such variations are approved the rights actually existing in favor of the BENEFICIARIES according to this PLAN are not reduced or damaged.

12.2	In the event the capital stock of MAXCOM is increased and the new shares issued are paid in cash or in kind with funds not belonging to MAXCOM or its subsidiaries, then the total number of shares representing the STOCK provided for in an OPTION shall not increase.

12.3	In the event the capital stock of MAXCOM is increased and the new shares issued are paid with funds belonging to MAXCOM or its subsidiaries, the total number of shares representing the STOCK in certain OPTION shall be adjusted in order to assure the same economic and legal rights of the BENEFICIARIES.

12.4	In the event that, whether or not an increase or reduction in the capital stock of MAXCOM shall exist, the number of shares which represent the capital stock of MAXCOM were to be changed such as in the case of any split of the capital stock, the number of shares representing the STOCK covered by the OPTIONS shall be automatically adjusted, as shall the subscription price established in such OPTIONS, so that the number of shares representing the STOCK covered by an OPTION continues to represent the same percentage in the number of shares issued by MAXCOM that such shares represented prior to such change, and, if applicable, so that the subscription price per share representing the STOCK established in the OPTIONS is amended proportionally to the variation to the number of shares.

12.5	The BOARD shall confirm any adjustments made in accordance with this section to the TRUSTEE of the TRUST and to the BENEFICIARIES.
13	NO LOANS TO THE BENEFICIARIES

It is expressly established that neither MAXCOM nor any affiliate or subsidiary company thereof may advance any amounts to the BENEFICIARIES, either directly or indirectly, so that such BENEFICIARIES may be able to subscribe the shares representing the STOCK.
14	TERM OF THIS PLAN
This PLAN shall have no established term and shall commence on the 31st of March, 1999 and end on the date on which MAXCOM, after resolution by its BOARD, agrees to terminate it; provided, however that upon termination of this PLAN, the OPTIONS which have been made prior to the date of such termination shall remain in full force and effect.

     This Stock Subscription Plan is attached to, and forms part of the notice delivered by the BOARD to each BENEFICIARY on the date on which they have been designated as BENEFICIARIES both of the OPTION and the Subscription Agreements entered into by and between MAXCOM and/or the TRUSTEE of the TRUST and/or the BENEFICIARY; and the parties expressly represent that they know this PLAN and that they expressly accept each and all of the terms, conditions and other provisions established herein.

The BENEFICIARY	The BOARD

By:
Title:
PLAN AUTHORIZED BY “MAXCOM TELECOMUNICACIONES, S.A. DE C.V.”
FOR SUBSCRIPTION OF SHARES REPRESENTING THE CAPITAL STOCK OF
THE CORPORATION
ATTACHMENT 1: PLAN FOR EACH BENEFICIARY (ONLY AS A WAY OF AN EXAMPLE)
BENEFICIARY: JOHN DOE
PERIOD 1
SHARES OF THE STOCK TO BE CONSIDERED AS AN EARNED RIGHT

REQUIREMENTS TO BE MET	EARNED STOCK

TO CONTINUE PROVIDING PROFESSIONAL SERVICES TO MAXCOM OR ANY OF ITS SUBSIDIARIES ON APRIL 1, 1999, OR TO HAVE COMPLETED HIS LABOR AGREEMENT WITH THE COMPANY AND WHICH HAS NOT BEEN RENEWED BY MAXCOM	2,500

SHARES OF THE STOCK TO BE RELEASED

RELEASE DATE	RELEASABLE STOCK (SHARES)

APRIL 1, 1999	500
APRIL 1, 2000	500
APRIL 1, 2001	500
APRIL 1, 2002	500
APRIL 1, 2003	500
PERIOD 2
PROGRAM 1: SHARES OF THE STOCK TO BE CONSIDERED AS AN EARNED RIGHT

REQUIREMENTS TO BE MET	EARNED STOCK

TO CONTINUE PROVIDING PROFESSIONAL SERVICES TO MAXCOM OR ANY OF ITS SUBSIDIARIES ON APRIL 1, 2000 OR TO HAVE COMPLETED HIS LABOR AGREEMENT WITH THE COMPANY AND WHICH HAS NOT BEEN RENEWED BY MAXCOM	2,500

PROGRAM 1: SHARES OF THE STOCK TO BE RELEASED

RELEASE DATE	RELEASABLE STOCK (SHARES)

APRIL 1, 2000	500
APRIL 1, 2001	500
APRIL 1, 2002	500
APRIL 1, 2003	500
APRIL 1, 2004	500
PROGRAM 2: SHARES OF THE STOCK TO BE CONSIDERED AS AN EARNED RIGHT

REQUIREMENTS TO BE MET: THAT THE 1999 EFFECTIVE PERCENTAGE FALLS WITHIN THE FOLLOWING RANGES:	EARNED STOCK

From 100.00% to 114.99%	5,000
From 115.00% to 129.99%	12,500
Greater than or equal to 130.00%	27,500

PROGRAM 2: SHARES OF THE STOCK TO BE RELEASED

RELEASE DATE	RELEASABLE STOCK (SHARES)

APRIL 1, 2000	20% of SHARES OF THE STOCK
APRIL 1, 2001	20% of SHARES OF THE STOCK
APRIL 1, 2002	20% of SHARES OF THE STOCK
APRIL 1, 2003	20% of SHARES OF THE STOCK
APRIL 1, 2004	20% of SHARES OF THE STOCK
PERIOD 3
PROGRAM 1: SHARES OF THE STOCK TO BE CONSIDERED AS AN EARNED RIGHT

REQUIREMENTS TO BE MET	EARNED STOCK

TO CONTINUE PROVIDING PROFESSIONAL SERVICES TO MAXCOM OR ANY OF ITS SUBSIDIARIES ON APRIL 1, 2001 OR TO HAVE COMPLETED HIS LABOR AGREEMENT WITH THE COMPANY AND WHICH HAS NOT BEEN RENEWED BY MAXCOM	2,000
PROGRAM 1: SHARES OF THE STOCK TO BE RELEASED

RELEASE DATE	RELEASABLE STOCK (SHARES)

APRIL 1, 2001	400
APRIL 1, 2002	400
APRIL 1, 2003	400
APRIL 1, 2004	400
APRIL 1, 2005	400
PROGRAM 2: SHARES OF THE STOCK TO BE CONSIDERED AS AN EARNED RIGHT

REQUIREMENTS TO BE MET: THAT THE 2000 EFFECTIVE PERCENTAGE FALLS WITHIN THE FOLLOWING RANGES:	EARNED STOCK

From 100.00% to 114.99%	4,000
From 115.00% to 129.99%	10,000
Greater than or equal to 130.00%	22,000

PROGRAM 2: SHARES OF THE STOCK TO BE RELEASED

RELEASE DATE	RELEASABLE STOCK (SHARES)

APRIL 1, 2001	20% of SHARES OF THE STOCK
APRIL 1, 2002	20% of SHARES OF THE STOCK
APRIL 1, 2003	20% of SHARES OF THE STOCK
APRIL 1, 2004	20% of SHARES OF THE STOCK
APRIL 1, 2005	20% of SHARES OF THE STOCK

TRANSLATION FROM SPANISH
ATTACHMENT “2”
[EXECUTION COPY]
SUBSCRIPTION OPTION AGREEMENT ENTERED INTO BY AND BETWEEN, AS PROMISOR, BANCO NACIONAL DE MEXICO, S.A., INSTITUCION DE BANCA MULTIPLE, DIVISION FIDUCIARIA, REPRESENTED HEREIN BY ITS TRUST DELEGATES, MESSRS. [                ] AND [                ], HEREINAFTER THE “TRUSTEE”, AND MR. [                ], ON HIS/HER OWN BEHALF, HEREINAFTER THE “BENEFICIARY”, ACCORDING TO THE FOLLOWING RECITALS AND CLAUSES:
R E C I T A L S
I THE TRUSTEE, THROUGH ITS TRUST DELEGATES, REPRESENTS:
A)	That it is a stock corporation (Sociedad Anonima) duly authorized to provide banking and credit services, acting in this Agreement as TRUSTEE in the terms of Articles 46 Section XV and 79 to 84 of the Mexican Law on Credit Institutions (Ley de Instituciones de Credito) and Article 350 of the Mexican General Law on Credit Instruments and

                  Operations (Ley General de Titulos y Operaciones de Credito).
B)	That as provided in i) the Trust Agreement entered into on the 31st of May, 1999 (hereinafter the TRUST), and as agent of MAXCOM TELECOMUNICACIONES, S.A. de C.V. it has decided to enter into an OPTION Agreement regarding [ ] Series N SHARES, pending subscription and payment, issued by MAXCOM TELECOMUNICACIONES, S.A. de C.V., (hereinafter MAXCOM), with the BENEFICIARY. The share certificates representing the STOCK are deposited with the TRUSTEE. This OPTION Agreement is executed in compliance with the STOCK Subscription PLAN adopted by the Board of Directors of MAXCOM, in its meeting held on the 15th of May, 1998, ratified by the Stockholders Meeting held on the 21st of May, 1998, and amended by resolution of the Board of Directors in its meeting held on the 25th of February, 1999, (hereinafter the PLAN). A copy of the PLAN is annexed to this Agreement as Attachment 1, forming an integral part hereof as if inserted ad verbatim herein.

C)	That the terms defined in the PLAN shall have the same meanings in this Agreement.

D)	That its representatives have enough authority to enter into this Agreement and that such powers have not been limited or revoked in any way.
II.	THE BENEFICIARY REPRESENTS:
A)	That he/she has acted as advisor to MAXCOM. Consequently, on this date he/she enters into this OPTION Agreement regarding [ ] Series N SHARES, issued by MAXCOM, and that he/she is (is not) an EXPATRIATE for the effects of the PLAN.

B)	That he/she knows and accepts each and all parts of the PLAN referred to above.

C)	That he/she is a [ ] resident and that having been selected by the Board, which is in charge of the administration of the PLAN, he/she wishes to exercise the subscription OPTION.
III.	BOTH PARTIES REPRESENT:

A)	That the BOARD has made an ASSIGNMENT as recorded in the communication sent by the Secretary of the BOARD, pursuant to which this OPTION Agreement is executed.
In accordance with the above Recitals, the parties agree pursuant to the following:
C L A U S E S
FIRST. SUBSCRIPTION OPTION. The TRUSTEE, in fulfillment of the purposes of Trust Agreement [                ], entered into on the [        ] of [                ], 199 [ ], promises, as agent of MAXCOM, to allow the BENEFICIARY to subscribe and pay, in the terms and conditions established in this Agreement and in the PLAN, [                ] shares representing the STOCK issued by MAXCOM, pertaining to Series N (the shares representing the STOCK considered as an EARNED RIGHT), which are pending subscription and payment. The certificates of the shares representing the STOCK subject matter hereof are deposited are in with the TRUSTEE, and the TRUSTEE declares that it has enough authority to subscribe and exchange credit instruments according to Article Ninth of the General Law on Credit

Instruments and Operations, which empowers it to issue the share certificates representing the STOCK, and RELEASED them to the BENEFICIARY or his/her SUBSTITUTE BENEFICIARIES to their heirs or successors, if the BENEFICIARY EXERCISES the OPTION referred to herein and pays the price for such shares. The BENEFICIARY or his/her heirs or successors shall have the right to EXERCISE the option of subscription provided herein within the period, and according to the terms and conditions referred to herein and in the PLAN.
SECOND. SUBSCRIPTION PRICE OF EACH SHARE. The TRUSTEE is committed to allow the BENEFICIARY to subscribe each one of the shares representing the STOCK considered as an EARNED RIGHT, and considering payment of the price per share, i.e. $[                ], ([                ], Mexican Currency).
THIRD. SUBSCRIPTION COMMITMENT PERIOD. The TRUSTEE is committed to allow the BENEFICIARY, his/her SUBSTITUTE BENEFICIARIES or their heirs or successors, to subscribe the shares representing the STOCK according to the following terms:
a)	The BENEFICIARY may EXERCISE and subscribe 20% (twenty percent) of the shares representing the STOCK considered as an EARNED RIGHT, as from the date of execution hereof and at any time he/she wishes to do so within a period not to exceed ten (10) years.
b)	The BENEFICIARY may EXERCISE and subscribe a number of shares representing the STOCK equal to 20% (twenty percent) of the STOCK considered as an EARNED RIGHT within four days (April 1st) following the date on which this Agreement is entered into and at any time he/she wishes to do so within the next ten (10) years.

c)	Consequently, the BENEFICIARY shall have the right to subscribe all of the shares representing the STOCK subject matter of this subscription OPTION agreement, within and up to four years following the date on which this agreement is entered into, the BENEFICIARY being able to acquire one fifth of the shares representing the STOCK immediately, one fifth one year after this option was granted thereto, another fifth after two years, another fifth after three years and the last fifth after four years from the date on which this subscription OPTION agreement is entered into thereby.

d)	In the event that the BENEFICIARY dies, suffers a

disability, or retires, the parties shall proceed according to the PLAN. For this purpose, the BENEFICIARY appoints [ ] residing at [ ] as SUBSTITUTE BENEFICIARY, so that the Secretary of the BOARD may send him/her a confirmation of the rights that correspond to the heirs of the BENEFICIARY as provided in the PLAN.

The BENEFICIARY may at any time change the SUBSTITUTE BENEFICIARY by means a simple letter addressed to the TRUSTEE with a copy to the Secretary of the BOARD.
e)	The parties expressly agree that the OPTION contemplated herein is subject to the condition precedent contained in the PLAN, in the event that the BENEFICIARY ceases to collaborate and render services in favor of MAXCOM.

f)	Any BENEFICIARY who is an expatriate expressly agrees and accepts the provisions of the PLAN.

g)	The BENEFICIARY, or as the case may be, the SUBSTITUTE BENEFICIARIES, the testamentary or legitimate heirs or successors who wish to totally or partially subscribe the shares representing the STOCK, should inform thereof to the TRUSTEE and to MAXCOM, substantially in the form provided by MAXCOM for such effects, and once such notice has been delivered, such party shall have thirty (30) calendar days counted from the date of execution of the subscription agreement to subscribe such shares.
FOURTH. ASSUMPTION AGREEMENT. The BENEFICIARY expressly agrees that, upon subscribing any of the shares representing the STOCK, and considering the fact that such BENEFICIARY shall become a stockholder of MAXCOM, he/she shall adhere to and shall assume as holder of the Series N SHARES issued by MAXCOM, the obligations that the Series N stockholders have assumed pursuant to the stockholders agreement dated the 21st of May, 1998, in connection with the transfer of Series N SHARES; and that he/she knows the legal effects of such obligations and which are annexed to this Agreement as Attachment 2.
Furthermore, the BENEFICIARY acknowledges that in order for the SUBSTITUTE BENEFICIARIES or heirs or successors to subscribe the shares representing the STOCK, they must assume the obligations referred to above.
FIFTH. AGREEMENT NOT TO DILUTE. The TRUSTEE agrees that if

MAXCOM performs any of the corporate action referred to in the PLAN, the TRUSTEE shall require MAXCOM to make the corresponding variations to the TRUST fund, and the number of shares representing the STOCK shall be consequently altered. The TRUSTEE shall inform about any change in the number of shares representing the STOCK to the BENEFICIARY.
SIXTH. CHANGE OF CONTROL. It is agreed that if the control of MAXCOM were to change, the BENEFICIARY shall have the right to subscribe the shares representing the STOCK, even when the time periods mentioned in the PLAN have not elapsed. The advanced release of the terms shall take place according to the PLAN.
SEVENTH. For everything related to this Agreement and for purposes of any notices in connection with this Agreement, the parties hereto establish the following conventional mailing addresses:

BENEFICIARY:	[ ]

[ ]

[ ]

[ ]

TRUSTEE:	Banco Nacional de Mexico, S.A. Institucion de Banca Multiple, Division Fiduciaria, Bosques de Duraznos 75 — PH Col. Bosques de las Lomas, Mexico 11700, D.F. MEXICO.

MAXCOM:	Maxcom Telecomunicaciones, S.A. DE C.V. Magdalena 211 Col. Del Valle, Mexico 03100, D.F. MEXICO. Attn: Secretary of the Board.
EIGHTH. For everything related to the interpretation and performance of this Agreement, the parties hereto submit to the applicable laws and the competent courts in Mexico City, Federal District, expressly waiving the right to any other jurisdiction that could have thereto due to their present or future domiciles.
LIST OF ATTACHMENTS:

ATTACHMENT 1	TEXT OF THE PLAN.
ATTACHMENT 2	SUMMARY OF THE OBLIGATIONS CONTAINED IN THE STOCKHOLDERS AGREEMENT DATED THE 21ST OF MAY, 1998, RELATED TO THE TRANSFER OF SERIES N SHARES.
This Agreement is executed in two counterparts by the parties hereto in Mexico City, Federal District, on the [___] of [                                ], 199 [        ], and shall enter into effect as of [                ] of [                                ], [                ].

TRANSLATION FROM SPANISH
ATTACHMENT “3”
[EXECUTION COPY]
SUBSCRIPTION AGREEMENT ENTERED INTO BY AND BETWEEN, BANCO NACIONAL DE MEXICO, S.A., INSTITUCION DE BANCA MULTIPLE, DIVISION FIDUCIARIA, REPRESENTED HEREIN BY ITS TRUST DELEGATES, MESSRS. [                                ] AND [                                ], AS AGENT OF MAXCOM TELECOMUNICACIONES, S.A. DE C.V., AND MR. [                                ], HEREINAFTER THE BENEFICIARY, ACCORDING TO THE FOLLOWING RECITALS AND CLAUSES:
R E C I T A L S
I.	THE TRUSTEE, THROUGH ITS TRUST DELEGATES, REPRESENTS:
A)	That it is a stock corporation (Sociedad Anonima) duly authorized to provide banking and credit services, acting in this Agreement as TRUSTEE in the terms of Articles 46 Section XV and 79 to 84 of the Mexican Law on Credit Institutions (Ley de Instituciones de Credito) and Article 350 of the Mexican General Law on Credit Instruments and

Operations (Ley General de Titulos y Operaciones de Credito).
B)	That as provided in the Trust Agreement dated the 31st of May, 1999 (hereinafter the TRUST), it entered into a Subscription OPTION Agreement (hereinafter the OPTION) regarding [ ] Series N SHARES, issued by MAXCOM TELECOMUNICACIONES, S.A. de C.V., (hereinafter MAXCOM), with the BENEFICIARY and, in compliance with that OPTION, it wishes to enter into this Subscription Agreement, in accordance with the STOCK Subscription Plan adopted by the Board of MAXCOM, in its meeting held on the 15th of May, 1998 (hereinafter the PLAN).

C)	That its trust delegates have enough authority to enter into this Agreement and that such powers have not been limited or revoked in any way.

D)	That terms defined in the PLAN shall have the same meanings in this Agreement.
II.	THE BENEFICIARY REPRESENTS:

A)	That on the [ ] of [ ], 199 [ ], it entered into, as a possible subscriber, a subscription OPTION agreement covering [ ] Series N SHARES, issued by MAXCOM, with the TRUSTEE, in its capacity as agent of MAXCOM. In accordance with such agreement and the PLAN, [ ] shares representing the STOCK subject matter of this Agreement have been released and may consequently be subscribed.

B)	That he/she knows and accepts each and all parts of the PLAN referred to in the above Recitals.

C)	That he/she is a [ ] resident and is willing to comply with the subscription OPTION and to enter into this Subscription Agreement.
In accordance with the above Recitals, the parties agree pursuant to the following:
C L A U S E S
FIRST. The TRUSTEE allows the BENEFICIARY to subscribe, and

the BENEFICIARY hereby subscribes and pays for the [                                ] Series N shares representing the STOCK issued by MAXCOM, in compliance with the Subscription OPTION Agreement which was entered into on the [                ] of [                                ], 199 [ ]. The shares representing the STOCK thus subscribed, have been legally issued and are free of all lien or limitation of ownership, except for that referred to in this Agreement.
SECOND. The price agreed for the subscription of each one of the shares representing the STOCK is the amount established in the subscription OPTION agreement, i.e. the amount of $[___                                ], ([                                ], no cents, Mexican Currency), and such price shall be paid by the BENEFICIARY on the date of execution hereof or within thirty (30) days following the date thereof. At the time of payment, the TRUSTEE shall deliver the certificates evidencing the shares representing the STOCK, duly issued and assigned to the BENEFICIARY.
THIRD. The BENEFICIARY completely assumes and adheres to the Agreement between the stockholders of MAXCOM, dated the 21st of May, 1998, regarding which he/she has been informed. A summary of the obligations which the BENEFICIARY acquires due the assumption referred herein is annexed as Attachment 1 hereto.
FOURTH. For everything related to this Agreement and for purposes of any notices related hereto, the parties establish the following conventional mailing addresses:

BENEFICIARY:	[ ]

[ ]

[ ]

[ ]

TRUSTEE:	Banco Nacional de Mexico, S.A. Institucion de Banca Multiple, Division Fiduciaria, Bosques de Duraznos 75 — PH Col. Bosques de las Lomas, Mexico 11700, D.F. MEXICO.
FIFTH. For everything related to the interpretation and performance of this Agreement, the parties hereto submit to the applicable laws and the competent courts in Mexico City, Federal District, expressly waiving the right to any other jurisdiction that could have thereto due to their present or future domiciles.
LIST OF ATTACHMENTS:

ATTACHMENT 1	SUMMARY OF THE OBLIGATIONS OF THE SERIES N STOCKHOLDERS
This Agreement is executed in two counterparts by the parties hereto in Mexico City, Federal District, on the [                ] of [                                ], 199 [ ].